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                                  TMP WORLDWIDE INC.
                  1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


         1.   PURPOSE.

         The purpose of this 1996 Stock Option Plan for Non-Employee Directors (the "Plan") of TMP Worldwide Inc. (the "Corporation") is to strengthen the Corporation's ability to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make significant contributions to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, $.01 par value (the "Common Stock"). Accordingly, the Corporation will grant to each non-employee director options to purchase shares of the Corporation's Common Stock on the terms and conditions hereafter established.


         2.   STOCK SUBJECT TO PLAN.

         The Corporation may issue and sell a total of 10,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Corporation in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.


         3.   ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or by a committee established by the Board. The interpretation and construction by the Board of any provisions of the Plan or of any other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

         The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that any such action would not impair any option to purchase Common Stock theretofore granted under the Plan; and provided further that without the approval of the Corporation's stockholders, no amendments or alterations would be made which would (i) increase the number of shares of Common Stock that may be purchased by each non-employee
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director under the Plan (except as permitted by Paragraph 10), (ii) increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan (except as permitted by Paragraph 10), (iii) decrease the option exercise price (except as permitted by Paragraph 10), or (iv) extend the period during which outstanding options granted under the Plan may be exercised; and provided further that Paragraph 5 of the Plan shall not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of
1974, as amended, or the rules thereunder.


         4.   ELIGIBILITY.

         All non-employee directors of the Corporation shall be eligible to receive options under the Plan. Receipt of stock options under any other stock option plan maintained by the Corporation or any subsidiary shall not, for that reason, preclude a director from receiving options under the Plan.


         5.   GRANTS.

           (i) Each non-employee director shall be issued an option to purchase 625 shares of the Corporation's Common Stock (the "Option") on the date of his initial election or appointment to the Board of Directors (the "Grant Date") at the following price for the following term and otherwise in accordance with the terms of the Plan:

              (a) The Option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Option on the Grant Date.

              (b) Except as provided herein, the term of an Option shall be for a period of ten (10) years from the Grant Date.

              (c) Each Option granted under the Plan will be evidenced by a written agreement in a form approved by the Board. Such agreement shall contain such terms and conditions as are not inconsistent with the terms and conditions hereof.

          (ii) For purposes hereof, the Fair Market Value of a share of Common Stock on any date shall be equal to the closing price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average


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of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Board.

         (iii) Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.


         6.   REGULATORY COMPLIANCE AND LISTING.

         The issuance or delivery of any Option may be postponed by the Corporation for such period as may be required to comply with the Federal securities laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such Options, and the Corporation shall not be obligated to issue or deliver any Options if the issuance or delivery of such Options would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.


         7.   CESSATION AS NON-EMPLOYEE DIRECTOR.

         In the event that the holder of an Option granted pursuant to the Plan shall cease to be a non-employee director of the Corporation for any reason such holder may exercise any portion of the Option that is exercisable by him at the time he ceases to be a non-employee director of the Corporation, but only to the extent such Option is exercisable as of such date, within six months after the date he ceases to be a non-employee director of the Corporation.

         8.   RESTRICTIONS ON EXERCISABILITY AND SALE.

           (i) The Board will determine and will set forth in the Option agreement any vesting or other restrictions on the exercisability of the Option, subject to earlier termination of the Option as may be required hereunder, and any vesting or other restrictions on shares of Common Stock acquired pursuant to the exercise of the Option. All or part of the exercisable portion of an Option may be exercised at any time during the Option period.

          (ii) Notwithstanding anything in the Plan to the contrary, no Option may be exercised unless and until a registration statement covering the shares of Common Stock issuable upon exercise of Options granted hereunder has been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended. Nothing in this Plan shall be deemed to obligate the Company to effect any such registration.


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         9.   DEATH.         In the event that a holder of an Option granted
pursuant to the Plan shall die, his estate, personal representative or beneficiary may exercise any portion of the Option that was exercisable by the deceased optionee at the time of his death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his death.


         10.  STOCK SPLITS, MERGERS, ETC.

         In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board, whose determination shall be final, to the number and Option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, consolidation, sale of stock or similar transaction which results in a change in control of the Corporation, the Corporation will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or may, in its sole discretion, provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board being terminated. In the event of any adjustment in the number of shares covered by any Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such Option will cover only the number of full shares resulting from the adjustment.

       11.    TRANSFERABILITY.

         Options are not assignable or transferable, except upon the optionholder's death to a beneficiary designated by the optionee in accordance with procedures established the Board or, if no designated beneficiary shall survive the optionholder, pursuant to the optionholder's will or by the laws of descent and distribution, to the extent set forth in Paragraph 9, and during the optionholder's lifetime, may be exercised only by him.


       12.    EXERCISE OF OPTIONS.

         An optionholder electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares of Common Stock that he has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his Option.


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       13.    PAYMENT.

         The Option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the Option. If the shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Corporation shall instead return the difference in cash or by check to the optionholder.


       14.    OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation on the director to exercise such Option.


       15.    CONTINUANCE AS DIRECTOR.

         Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation's stockholders.


       16.    TERM OF PLAN.

         The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Corporation within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended).


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